UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 22, 2025

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2025, Accelerate Diagnostics, Inc. (the “Company”) entered into a retention bonus agreement (the “Phillips Retention Agreement”) with Jack Phillips, the Company’s President and Chief Executive Officer. Pursuant to the Phillips Retention Agreement, Mr. Phillips is entitled to receive a retention bonus payment of $200,000, which will be paid as soon as practicable. Upon termination of employment for any reason (other than termination by the Company without “Cause” (as defined in the Phillips Retention Agreement)) prior to 180 days after execution of the Phillips Retention Agreement, Mr. Phillips will be required to repay to the Company the net after-tax amount of his retention bonus payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)

Date: April 25, 2025

/s/ David Patience
David Patience
Chief Financial Officer